EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. s. 1350,
AS ADOPTED PURSUANT TO
s. 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of SulphCo, Inc. (the "Company") for the quarterly period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Rudolf W. Gunnerman, Chairman of the Board of Directors and Chief Executive Officer of the Company, and Loren J. Kalmen, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. s. 1350, as adopted pursuant to s. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005	/s/ Rudolf W. Gunnerman

By: Rudolf W. Gunnerman Its: Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

Date: November 14, 2005	/s/ Loren J. Kalmen

By: Loren J. Kalmen Its: Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.